Westwood Holdings Group, Inc. Reports First Quarter 2022 Results
Multi-Asset's suite of products performed well against benchmarks and peers
Intermediary and Institutional channels posted positive net flows in the quarter

Dallas, TX, April 27, 2022 – Westwood Holdings Group, Inc. (NYSE: WHG) today reported first quarter 2022 earnings. Significant items include:
▪Revenues totaled $17.2 million vs. the fourth quarter's $19.4 million and $18.3 million a year ago reflecting lower performance fees.
▪LargeCap Value and our three Multi-Asset strategies, Income Opportunity, Total Return and High Income all beat their primary benchmarks for the quarter.
▪Quarterly peer rankings for our Multi-Asset products included Total Return and High Income achieving top third rankings, Income Opportunity ranking 36th and our Income Opportunity Mutual Fund ranking 17th.
▪Net income of $0.1 million vs. $2.8 million in the fourth quarter and $4.1 million in last year's first quarter.
▪Non-GAAP Economic Earnings of $1.9 million compared with the fourth quarter's $4.7 million and $6.3 million a year ago.
▪Westwood held $73.5 million in cash and short-term investments as of March 31, 2022, down $6.7 million from fourth quarter 2021.
▪Stockholders' equity totaled $117.3 million as of March 31, 2022 and we continue to have no debt.
▪We declared a cash dividend of $0.15 per common share, payable on July 1, 2022 to stockholders of record on June 3, 2022.
Brian Casey, Westwood’s President and CEO, commented, "I am pleased to report that several of our strategies outperformed versus benchmarks and obtained competitive peer rankings despite the difficult market environment we all confronted in the first quarter. Performance remained strong in our Multi-Asset product suite and our flagship strategy, LargeCap Value, continues to improve. We believe that a market refocused on quality and the fundamental strength of companies should provide an opportunity for all of our strategies to outperform. Our institutional and intermediary sales teams continued to build on their 2021 strength, generating positive net cash flows, and our pipelines look promising. Westwood’s solid financial position with over $70 million in cash and no debt continues to be a source of strength that enables us to move forward and grow with confidence."
Revenues were lower than the fourth quarter reflecting lower performance fees. Revenues were lower than last year's first quarter reflecting lower performance fees, partially offset by higher average assets under management ("AUM").
AUM of $13.9 billion decreased from $14.5 billion at December 31, 2021, primarily due to market depreciation.

The first quarter net income of $0.1 million compared unfavorably with $2.8 million in last year's fourth quarter due to lower performance-based revenues. Diluted earnings per share ("EPS") of $0.01 compared with $0.36 for the fourth quarter. Non-GAAP Economic Earnings of $1.9 million, or $0.24 per share, compared with $4.7 million, or $0.59 per share, in the fourth quarter.
The first quarter net income of $0.1 million compared unfavorably with last year's first quarter of $4.1 million primarily due to lower performance-based revenues and private investment gains in the prior year's first quarter. Diluted EPS was $0.01 compared with $0.52 per share for the first quarter of 2021. Non-GAAP Economic Earnings were $1.9 million, or $0.24 per share, compared with $6.3 million, or $0.79 per share, in the first quarter of 2021.
Economic Earnings and Economic EPS are non-GAAP performance measures and are explained and reconciled with the most comparable GAAP numbers in the attached tables.
Westwood will host a conference call to discuss first quarter 2022 results and other business matters at 4:30 p.m. Eastern time today. To join the conference call, dial 877-303-6235 (U.S. and Canada) or 631-291-4837 (international). The conference call can also be accessed via our Investor Relations page at westwoodgroup.com and will be available for replay through May 4, 2022 by dialing 855-859-2056 (U.S. and Canada) or 404-537-3406 (international) and entering the passcode 1664499.
ABOUT WESTWOOD HOLDINGS GROUP
Westwood Holdings Group, Inc. is an investment management boutique and wealth management firm. Westwood offers high-conviction equity and outcome-oriented solutions to institutional investors, private wealth clients and financial intermediaries. The firm specializes in the following distinct investment capabilities: U.S. Value Equity, Multi-Asset, and Liquid Alternatives, available through separate accounts, the Westwood Funds® family of mutual funds and other pooled vehicles. Westwood benefits from significant, broad-based employee ownership and trades on the New York Stock Exchange under the symbol “WHG.” Based in Dallas, Westwood also maintains offices in Houston.
For more information on Westwood, please visit westwoodgroup.com.
Forward-looking Statements
Statements in this press release that are not purely historical facts, including, without limitation, statements about our expected future financial position, results of operations or cash flows, as well as other statements including without limitation, words such as “anticipate,” “believe,” “expect,” “could,” and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results and the timing of some events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation:
the composition and market value of our AUM; our ability to maintain our fee structure in light of competitive fee pressures; our stockholder rights agreement may make it more difficult for others to obtain control over us, even if it would be beneficial to our stockholders; risks associated with actions of activist stockholders; distributions to our common stockholders have included and may in the future include a return of capital; inclusion of foreign company investments in our AUM; regulations adversely affecting the financial services industry; our ability to maintain effective cyber security; litigation risks; our ability to develop and market new investment strategies successfully; our reputation and our relationships with current and potential customers; our ability to attract and retain qualified personnel; our ability to perform operational tasks; our ability to select and oversee third-party vendors; our dependence on the operations and funds of our subsidiaries; our ability to maintain effective information systems; our ability to prevent misuse of assets and information in the possession of our employees and third-party vendors, which could damage our reputation and result in costly litigation and liability for our clients and us; our stock is thinly traded and may be subject to volatility; in addition to our stockholder rights agreement, our organizational documents contain provisions that may prevent or deter another group from paying a premium over the market price to our stockholders to acquire our stock; competition in the investment management industry; our ability to avoid termination of client agreements and the related investment redemptions; the significant concentration of our revenues in a small number of customers; our relationships with investment consulting firms; the impact of the COVID-19 pandemic; our ability to identify and execute on our strategic initiatives; our ability to declare and pay dividends; our ability to fund future capital requirements on favorable terms; our ability to properly address conflicts of interest; our ability to maintain adequate insurance coverage; our ability to maintain an effective system of internal controls; and the other risks detailed from time to time in Westwood’s SEC filings, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2021 and its quarterly report on Form 10-Q for the quarter ended March 31, 2022. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Westwood is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

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SOURCE: Westwood Holdings Group, Inc.

(WHG-G)
CONTACT:
Westwood Holdings Group, Inc.
Terry Forbes
Chief Financial Officer and Treasurer
(214) 756-6900

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
REVENUES:
Advisory fees:
Asset-based	$11,790	$12,081	$10,450
Performance-based	—	1,376	1,959
Trust fees	5,715	5,797	6,065
Trust performance-based fees	—	101	—
Other, net	(289)	36	(155)
Total revenues	17,216	19,391	18,319
EXPENSES:
Employee compensation and benefits	10,334	10,479	11,548
Sales and marketing	482	388	230
Westwood mutual funds	596	1,084	391
Information technology	1,829	1,971	1,992
Professional services	1,520	920	1,317
General and administrative	2,040	2,181	2,072
Total expenses	16,801	17,023	17,550
Net operating income	415	2,368	769
Realized gains on private investments	—	327	8,325
Net change in unrealized appreciation (depreciation) on private investments	37	—	(2,326)
Investment income	(16)	306	196
Other income	158	212	50
Income before income taxes	594	3,213	7,014
Income tax expense	544	400	2,913
Net income	$50	$2,813	$4,101
Total comprehensive income	$50	$2,813	$4,101

Earnings per share:
Basic	$0.01	$0.36	$0.52
Diluted	$0.01	$0.36	$0.52

Weighted average shares outstanding:
Basic	7,865,174	7,842,867	7,887,044
Diluted	7,931,453	7,910,673	7,917,390

Economic Earnings	$1,894	$4,654	$6,288
Economic EPS	$0.24	$0.59	$0.79

Dividends declared per share	$0.15	$0.15	$0.10

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share amounts)
(unaudited)

	March 31, 2022	December 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$21,148	$15,206
Accounts receivable	9,738	11,152
Investments, at fair value	52,343	65,024
Prepaid income taxes	235	233
Other current assets	2,407	2,246
Total current assets	85,871	93,861
Investments	4,455	4,455
Noncurrent investments at fair value	4,549	4,513
Goodwill	16,401	16,401
Deferred income taxes	827	848
Operating lease right-of-use assets	4,683	4,868
Intangible assets, net	11,506	11,911
Property and equipment, net of accumulated depreciation of $8,822 and $8,637	1,967	2,114
Other long-term assets	757	634
Total long-term assets	45,145	45,744
Total assets	$131,016	$139,605
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$2,337	$2,637
Dividends payable	1,724	1,800
Compensation and benefits payable	2,309	9,530
Operating lease liabilities	1,469	1,409
Income taxes payable	990	466
Total current liabilities	8,829	15,842
Accrued dividends	492	1,133
Noncurrent operating lease liabilities	4,435	4,724
Total long-term liabilities	4,927	5,857
Total liabilities	13,756	21,699
Stockholders’ Equity:
Common stock, $0.01 par value, authorized 25,000,000 shares, issued 11,030,410 and outstanding 8,575,451 shares at March 31, 2022; issued 10,658,644 and outstanding 8,253,491 shares at December 31, 2021	110	107
Additional paid-in capital	196,564	195,187
Treasury stock, at cost - 2,454,959 shares at March 31, 2022; 2,405,154 shares at December 31, 2021	(82,576)	(81,750)
Retained earnings (accumulated deficit)	3,162	4,362
Total stockholders’ equity	117,260	117,906
Total liabilities and stockholders’ equity	$131,016	$139,605

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$50	$4,101
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	177	207
Amortization of intangible assets	405	406
Net change in unrealized depreciation on investments	239	2,432
Realized gains on private investments	—	(8,325)
Stock-based compensation expense	1,380	1,722
Deferred income taxes	21	40
Non-cash lease expense	185	307
Gain on asset disposition	—	(148)
Changes in operating assets and liabilities:
Net (purchases) sales of trading securities	12,406	(4,444)
Accounts receivable	1,414	(2,295)
Other current assets	(283)	23
Accounts payable and accrued liabilities	(301)	803
Compensation and benefits payable	(7,221)	(5,026)
Income taxes payable	524	3,630
Other liabilities	(226)	(478)
Net cash provided by (used in) operating activities	8,770	(7,045)
CASH FLOWS FROM INVESTING ACTIVITIES:
Sale of investments	—	9,258
Sale of property and equipment	—	501
Purchases of property and equipment	(30)	(9)
Purchases of investments	—	(15)
Net cash (used in) provided by investing activities	(30)	9,735
CASH FLOWS FROM FINANCING ACTIVITIES:
Purchases of treasury stock	(200)	(1,045)
Restricted stock returned for payment of taxes	(626)	(884)
Cash dividends	(1,972)	(801)
Net cash used in financing activities	(2,798)	(2,730)
Effect of currency rate changes on cash	—	13
NET CHANGE IN CASH AND CASH EQUIVALENTS	5,942	(27)
Cash and cash equivalents, beginning of period	15,206	13,016
Cash and cash equivalents, end of period	$21,148	$12,989
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$—	$769
Accrued dividends	$2,216	$1,339
Accrued purchases of treasury stock	$—	$359

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
Reconciliation of Net Income to Economic Earnings
(in thousands, except per share and share amounts)
(unaudited)

As supplemental information, we are providing non-GAAP performance measures that we refer to as Economic Earnings and Economic EPS. We provide these measures in addition to, not as a substitute for, net income and earnings per share, which are reported on a GAAP basis. Our management and Board of Directors review Economic Earnings and Economic EPS to evaluate our ongoing performance, allocate resources, and review our dividend policy. We believe that these non-GAAP performance measures, while not substitutes for GAAP net income or earnings per share, are useful for management and investors when evaluating our underlying operating and financial performance and our available resources. We do not advocate that investors consider these non-GAAP measures without also considering financial information prepared in accordance with GAAP.
We define Economic Earnings as net income plus non-cash equity-based compensation expense, amortization of intangible assets and deferred taxes related to goodwill. Although depreciation on fixed assets is a non-cash expense, we do not add it back when calculating Economic Earnings because depreciation charges represent an allocation of the decline in the value of the related assets that will ultimately require replacement. In addition, we do not adjust Economic Earnings for tax deductions related to restricted stock expense or amortization of intangible assets. Economic EPS represents Economic Earnings divided by diluted weighted average shares outstanding.

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Net income	$50	$2,813	$4,101
Stock-based compensation expense	1,380	1,375	1,722
Intangible amortization	405	406	406
Tax benefit from goodwill amortization	59	60	59
Economic Earnings	$1,894	$4,654	$6,288

Earnings per share	$0.01	$0.36	$0.52
Stock-based compensation expense	0.17	0.17	0.21
Intangible amortization	0.05	0.05	0.05
Tax benefit from goodwill amortization	0.01	0.01	0.01
Economic EPS	$0.24	$0.59	$0.79
Diluted weighted average shares	7,931,453	7,910,673	7,917,390